Exhibit 99.1

Chimera Investment Corporation Obtains New York Stock Exchange Listing Extension to March 15, 2013

NEW YORK--(BUSINESS WIRE)--February 14, 2013--Chimera Investment Corporation (NYSE: CIM) announced today that it has received a final 30-day extension for continued listing and trading of the Company’s stock on the New York Stock Exchange (NYSE).

The extension granted by the NYSE, which is subject to review by the NYSE on an ongoing basis, provides the Company until March 15, 2013, to file its 2011 Annual Report on Form 10-K with the Securities and Exchange Commission. During the extension period, trading of the Company’s shares on the NYSE will remain unaffected. The Company had previously obtained a four-month listing extension until January 15, 2013, and a subsequent extension to February 15, 2013.

The Company previously announced that it would delay the filing of its Form 10-K for the year ended December 31, 2011 (“2011 10-K”), and its Form 10-Q for the quarters ended March 31, June 30, and September 30, 2012. On August 7, 2012, the Company announced that the Company’s consolidated financial statements included in its previously filed Annual Reports on Form 10-K for the years ended December 31, 2010, 2009 and 2008, and its Quarterly Reports on Form 10-Q beginning with the quarter ended September 30, 2008, and for all subsequent quarters through the quarter ended September 30, 2011, need to be restated and can no longer be relied upon.

The restatement is not expected to affect the Company’s previously reported GAAP or economic book values, actual cash flows, dividends and taxable income for any previous period. The Company continues to work diligently to complete the ongoing work on the restatement and on becoming current on all of its filings required under applicable securities laws. The Company expects to file its 2011 10-K as soon as practicable and expects to file its Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2012 within 60 days of filing the 2011 10-K. Any subsequent unfiled Quarterly Reports will be filed as soon as practicable.

Chimera Investment Corporation invests in residential mortgage loans, residential mortgage-backed securities, real estate-related securities and various other asset classes. The Company’s principal business objective is to generate income from the spread between yields on its investments and its cost of borrowing and hedging activities. The Company is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”).

Disclosures About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the Company’s actual results, as well as the Company’s expectations regarding materiality or significance, the restatement’s quantitative effects, the effectiveness of the Company’s disclosure controls and procedures, material weaknesses in internal control over financial reporting, the filing of the Company’s untimely SEC reports and continued trading of the Company’s common stock on the NYSE, to differ materially from those in the forward-looking statements. These factors include, among other things, the risk that additional information may arise from the preparation of the Company’s restated consolidated financial statements and that the Company’s internal control over financial reporting may be inadequate or have weaknesses of which the Company is not currently aware or which have not been detected. The Company does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements. For a discussion of a variety of risk factors affecting the Company’s business and prospects, see “Item 1A — Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 10-K”), as supplemented by the reports the Company has filed since the 2010 10-K.

CONTACT:
Chimera Investment Corporation
Investor Relations, 646-454-3759
www.chimerareit.com